FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

MIAMI, FL, May 7, 2019 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months ended March 31, 2019.

GAAP Financial Results

First quarter of 2019 revenues were $420.9 million, compared to revenues of $429.0 million for the first quarter of 2018. The Company recorded operating income of $42.6 million for the first quarter of 2019, compared to operating income of $48.1 million for the first quarter of 2018. Net income attributed to Vector Group Ltd. for the first quarter of 2019 was $15.0 million, or $0.08 per diluted common share, compared to a net income of $7.2 million, or $0.04 per diluted common share, for the first quarter of 2018.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company’s 2013 acquisition of an additional 20.59% interest in Douglas Elliman Realty, LLC, the impact of non-controlling interest associated with the 29.41% of Douglas Elliman Realty, LLC that was purchased by the Company on December 31, 2018, litigation settlements and judgments, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, net interest expense capitalized to real estate ventures, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest expense associated with the Company’s convertible debt. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months ended March 31, 2019 and 2018 are included in Tables 2 through 7.
Three months ended March 31, 2019 compared to the three months ended March 31, 2018
Adjusted EBITDA attributed to Vector Group Ltd. (as described in Table 2 attached hereto) were $49.7 million for the first quarter of 2019 compared to $50.4 million for the first quarter of 2018.
Adjusted Net Income (as described in Table 3 attached hereto) was $13.0 million, or $0.08 per diluted share, for the first quarter of 2019, and $5.6 million, or $0.03 per diluted share for the first quarter of 2018.
Adjusted Operating Income (as described in Table 4 attached hereto) was $42.6 million for the first quarter of 2019 compared to $42.5 million for the first quarter of 2018.

Tobacco Segment Financial Results
For the first quarter of 2019, the Tobacco segment had revenues of $256.8 million, compared to $267.1 million for the first quarter of 2018. The decline in revenues was primarily due to a 7.1% decline in unit sales volume.
Operating Income from the Tobacco segment was $60.1 million for the three months ended March 31, 2019, compared to $63.4 million for the three months ended March 31, 2018.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income for the first quarter of 2019 and 2018 was $60.1 million and $59.9 million, respectively.
For the first quarter of 2019, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.08 billion units compared to 2.24 billion units for the first quarter of 2018.
Liggett’s retail market share increased to 4.2% for the first quarter of 2019 from 4.0% for the first quarter of 2018. Compared to the first quarter of 2018, Liggett’s retail shipments declined by 2.1% while the overall industry’s retail shipments declined by 5.6%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the first quarter of 2019, the Real Estate segment had revenues of $164.2 million, compared to $161.9 million for the first quarter of 2018. First quarter of 2019, the Real Estate segment reported a net loss of $9.1 million, compared to net loss of $8.5 million for the first quarter of 2018.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the first quarter of 2019, Douglas Elliman had revenues of $161.9 million, compared to $159.4 million for the first quarter of 2018. For the first quarter of 2019, Douglas Elliman reported net loss of $10.4 million, compared to net loss of $8.1 million for the first quarter of 2018.
Non-GAAP Financial Measures
For the first quarter of 2019, Real Estate Adjusted EBITDA attributed to the Company were loss of $7.9 million, compared to a loss of $7.6 million for the first quarter of 2018.
Douglas Elliman’s results are included in Vector Group Ltd.’s Real Estate segment. For the first quarter of 2019, Douglas Elliman’s Adjusted EBITDA (as described in Table 7 attached hereto) were negative $9.0 million, compared to negative $8.6 million for the first quarter of 2018.
For the three months ended March 31, 2019, Douglas Elliman achieved closed sales of approximately $5.8 billion, compared to $6.1 billion for the three months ended March 31, 2018.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.

On December 31, 2018, New Valley LLC, the real estate subsidiary of Vector Group Ltd, acquired the 29.41% interest in Douglas Elliman Realty, LLC it did not previously own. Vector Group Ltd. has adjusted its presentation of Non-GAAP Financial Measures in Tables 2, 3, 6 and 7 to assume the transaction occurred on January 1, 2018 and to improve comparability between the three months ended March 31, 2019 and 2018, respectively, as well as the twelve months ended March 31, 2019. Please refer to Vector Group Ltd.’s Form 8-K, which is dated May 3, 2019, for additional information.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 7 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2019 and 2018.

Conference Call to Discuss First Quarter 2019 Results

As previously announced, the Company will host a conference call and webcast on Tuesday, May 7, 2019 at 8:30 AM (ET) to discuss first quarter 2019 results. Investors can access the call by dialing 800-859-8150 and entering 70986911 as the conference ID number. The call will also be available via live webcast at https://www.investornetwork.com/event/presentation/48438. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on May 7, 2019 through May 21, 2019. To access the replay, dial 877-656-8905 and enter 70986911 as the conference ID number. The archived webcast will also be available at https://www.investornetwork.com/event/presentation/48438 for one year.

Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., New Valley LLC, and Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company’s website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2019	2018
	(Unaudited)
Revenues:
Tobacco*	$256,756	$267,116
Real estate	164,168	161,850
Total revenues	420,924	428,966

Expenses:
Cost of sales:
Tobacco*	177,303	184,962
Real estate	108,717	109,313
Total cost of sales	286,020	294,275

Operating, selling, administrative and general expenses	92,314	89,076
Litigation settlement and judgment income	—	(2,469)
Operating income	42,590	48,084

Other income (expenses):
Interest expense	(37,520)	(45,947)
Change in fair value of derivatives embedded within convertible debt	10,349	10,567
Equity in losses from real estate ventures	(2,439)	(6,560)
Equity in earnings from investments	1,362	1,162
Net gains (losses) recognized on investment securities	4,773	(3,340)
Other, net	2,667	1,646
Income before provision for income taxes	21,782	5,612
Income tax expense	6,749	1,948

Net income	15,033	3,664

Net (income) loss attributed to non-controlling interest	(80)	3,547

Net income attributed to Vector Group Ltd.	$14,953	$7,211

Per basic common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.09	$0.04

Per diluted common share:

Net income applicable to common share attributed to Vector Group Ltd.	$0.08	$0.04

* Revenues and cost of sales include federal excise taxes of $104,633 and $112,801, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Net income attributed to Vector Group Ltd.	$65,847	$14,953	$7,211
Interest expense	195,353	37,520	45,947
Income tax expense	26,353	6,749	1,948
Net income (loss) attributed to non-controlling interest	3,529	80	(3,547)
Depreciation and amortization	18,928	4,708	4,587
EBITDA	$310,010	$64,010	$56,146
Change in fair value of derivatives embedded within convertible debt (a)	(44,771)	(10,349)	(10,567)
Equity in earnings from investments (b)	(3,358)	(1,362)	(1,162)
Net gains (losses) recognized on investment securities	2,052	(4,773)	3,340
Equity in (earnings) losses from real estate ventures (c)	(18,567)	2,439	6,560
Loss on extinguishment of debt	4,066	—	—
Stock-based compensation expense (d)	10,003	2,436	2,384
Litigation settlement and judgment expense (income) (e)	685	—	(2,469)
Impact of MSA settlement (f)	(2,808)	—	(3,490)
Purchase accounting adjustments (g)	426	—	182
Other, net	(11,949)	(2,667)	(1,646)
Adjusted EBITDA	$245,789	$49,734	$49,278
Adjusted EBITDA attributed to non-controlling interest	(7,015)	—	3,696
Adjustment to reflect additional 29.41% of Adjusted EBITDA from Douglas Elliman Realty, LLC (h)	5,849	—	(2,530)
Adjusted EBITDA attributed to Vector Group Ltd.	$244,623	$49,734	$50,444

Adjusted EBITDA by Segment
Tobacco	$249,352	$62,122	$61,979
Real Estate (i)	12,004	(7,908)	(8,758)
Corporate and Other	(15,567)	(4,480)	(3,943)
Total	$245,789	$49,734	$49,278

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$249,352	$62,122	$61,979
Real Estate (i)	10,838	(7,908)	(7,592)
Corporate and Other	(15,567)	(4,480)	(3,943)
Total	$244,623	$49,734	$50,444

a.	Represents income recognized from changes in the fair value of the derivatives embedded in the Company’s convertible debt.

b.	Represents equity in earnings recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

f.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Represents 29.41% of Douglas Elliman Realty LLC's Adjusted EBITDA in the respective periods. On December 31, 2018, the Company increased its ownership of Douglas Elliman Realty, LLC from 70.59% to 100%.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $10,896 for the last twelve months ended March 31, 2019 and negative $8,991 and negative $8,603 for the three months ended March 31, 2019 and 2018, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2019	2018

Net income attributed to Vector Group Ltd.	$14,953	$7,211

Change in fair value of derivatives embedded within convertible debt	(10,349)	(10,567)
Non-cash amortization of debt discount on convertible debt	8,525	18,193
Litigation settlement and judgment income (a)	—	(2,469)
Impact of MSA settlement (b)	—	(3,490)
Impact of net interest expense capitalized to real estate ventures	(930)	(1,953)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	—	375
Adjustment to reflect additional 29.41% of net income from Douglas Elliman Realty, LLC (d)	—	(2,381)
Total adjustments	(2,754)	(2,292)

Tax benefit related to adjustments	763	655

Adjusted Net Income attributed to Vector Group Ltd.	$12,962	$5,574

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.08	$0.03

a.
Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC, net of non-controlling interest.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 100% of purchase accounting adjustments in the periods presented for assets acquired in connection with the Company’s acquisition of the 20.59% of Douglas Elliman Realty, LLC on December 31, 2013.

d.
Represents 29.41% of Douglas Elliman Realty LLC's net income in the respective 2018 period. On December 31, 2018, the Company increased its ownership of Douglas Elliman Realty, LLC from 70.59% to 100%.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Operating income	$218,555	$42,590	$48,084

Litigation settlement and judgment expense (income) (a)	685	—	(2,469)
Impact of MSA settlement (b)	(2,808)	—	(3,490)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	1,031	—	375
Total adjustments	(1,092)	—	(5,584)

Adjusted Operating Income (d)	$217,463	$42,590	$42,500

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation and proceeds received from a litigation award at Douglas Elliman Realty, LLC.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC. for the last twelve months ended March 31, 2019 and three months ended March 31, 2018.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$243,260	$60,144	$63,411

Litigation settlement and judgment expense (a)	685	—	—
Impact of MSA settlement (b)	(2,808)	—	(3,490)
Total adjustments	(2,123)	—	(3,490)

Tobacco Adjusted Operating Income	$241,137	$60,144	$59,921

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$243,260	$60,144	$63,411

Litigation settlement and judgment expense (a)	685	—	—
Impact of MSA settlement (b)	(2,808)	—	(3,490)
Total adjustments	(2,123)	—	(3,490)

Tobacco Adjusted Operating Income	241,137	60,144	59,921

Depreciation and amortization	8,130	1,957	2,037
Stock-based compensation expense	85	21	21
Total adjustments	8,215	1,978	2,058

Tobacco Adjusted EBITDA	$249,352	$62,122	$61,979

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company’s tobacco segment’s settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Net income (loss) attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$14,238	$(9,085)	$(8,544)
Interest expense (a)	247	229	49
Income tax expense (benefit) (a)	3,524	(3,419)	(2,994)
Net income (loss) attributed to non-controlling interest (a)	3,529	80	(3,547)
Depreciation and amortization	9,792	2,501	2,289
EBITDA	$31,330	$(9,694)	$(12,747)
Loss from non-guarantors other than New Valley LLC	80	28	34
Equity in (earnings) losses from real estate ventures (b)	(18,567)	2,439	6,560
Purchase accounting adjustments (c)	426	—	182
Litigation settlement and judgment income (d)	—	—	(2,469)
Other, net	(2,087)	(704)	(342)
Adjusted EBITDA	$11,182	$(7,931)	$(8,782)
Adjusted EBITDA attributed to non-controlling interest	(7,015)	—	3,696
Adjustment to reflect additional 29.41% of Adjusted EBITDA from Douglas Elliman Realty, LLC (e)	5,849	—	(2,530)
Adjusted EBITDA attributed to New Valley LLC	$10,016	$(7,931)	$(7,616)

Adjusted EBITDA by Segment
Real Estate (f)	$12,004	$(7,908)	$(8,758)
Corporate and Other	(822)	(23)	(24)
Total (g)	$11,182	$(7,931)	$(8,782)

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (f)	$10,838	$(7,908)	$(7,592)
Corporate and Other	(822)	(23)	(24)
Total (g)	$10,016	$(7,931)	$(7,616)

a.
Amounts are derived from Vector Group Ltd.’s Condensed Consolidated Financial Statements. See Note entitled “Condensed Consolidating Financial Information” contained in Vector Group Ltd.’s Form 10-Q for the three months ended March 31, 2019.

b.	Represents equity in (earnings) losses recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

c.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.

e.
Represents 29.41% of Douglas Elliman Realty LLC's Adjusted EBITDA in the respective periods. On December 31, 2018, the Company increased its ownership of Douglas Elliman Realty, LLC from 70.59% to 100%.

f.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $10,896 for the last twelve months ended March 31, 2019 and negative $8,991 and negative $8,603 for the three months ended March 31, 2019 and 2018, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC’s entire Adjusted EBITDA.

g.
New Valley’s Adjusted EBITDA does not include an allocation of Vector Group Ltd.’s “Corporate and Other” segment expenses (for purposes of computing Adjusted EBITDA contained in Table 2 of this press release) of $15,567 for the last twelve months ended March 31, 2019 and $4,480 and $3,943 for the three months ended March 31, 2019 and 2018, respectively.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended
	March 31,	March 31,
	2019	2019	2018

Net income (loss) attributed to Douglas Elliman Realty, LLC	$2,880	$(10,414)	$(8,097)
Interest expense	11	3	45
Income tax expense (benefit)	180	—	220
Depreciation and amortization	9,384	2,400	2,187
Douglas Elliman Realty, LLC EBITDA	$12,455	$(8,011)	$(5,645)
Equity in earnings from real estate ventures (a)	(1,267)	(649)	(625)
Purchase accounting adjustments (b)	426	—	182
Litigation settlement and judgment income (c)	—	—	(2,469)
Other, net	(718)	(331)	(46)
Douglas Elliman Realty, LLC Adjusted EBITDA	$10,896	$(8,991)	$(8,603)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(5,849)	—	2,530
Adjustment to reflect additional 29.41% of Adjusted EBITDA from Douglas Elliman Realty, LLC, which represents the additional interest acquired on December 31, 2018 (d)	5,849	—	(2,530)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	$10,896	$(8,991)	$(8,603)

a.	Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are not consolidated in its financial results.

b.	Represents purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company’s ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

c.	Represents proceeds received from a litigation award at Douglas Elliman Realty, LLC.

d.
Represents 29.41% of Douglas Elliman Realty LLC's Adjusted EBITDA in the respective periods. On December 31, 2018, the Company increased its ownership of Douglas Elliman Realty, LLC from 70.59% to 100%.